UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 23, 2014

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

201 NW 10th, Suite 200 Oklahoma City, Oklahoma	73103
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act     (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 23, 2014, Blueknight Energy Partners, L.P. held a special meeting (the “Special Meeting”) of its unitholders. The following proposals were adopted at the Special Meeting by the margins indicated.

1.     Proposal to approve the terms of the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan.

Number of Units
For	43,024,705
Against	241,347
Abstain	30,116
Broker Non-Vote	35,481

2.    Proposal to approve the amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan to increase the number of common units issuable under such plan by 1,500,000 common units from 2,600,000 common units to 4,100,000 common units and make certain other changes.

Number of Units
For	36,741,525
Against	6,413,281
Abstain	141,362
Broker Non-Vote	35,481

3.    Proposal to approve the adjournment of the Special Meeting to a later date or dates, if deemed necessary or appropriate, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve Proposal 1 and/or Proposal 2.

Number of Units
For	42,476,034
Against	762,505
Abstain	93,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

		By:	Blueknight Energy Partners G.P., L.L.C
its General Partner

Date:	June 23, 2014	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary